Exhibit 10.15
THE CHEFS’ WAREHOUSE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
(Directors)
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of _____________, 20__ (the “Grant Date”), by and between The Chefs’ Warehouse, Inc., a Delaware corporation (together with its Subsidiaries and Affiliates, the “Company”), and __________________ (the “Optionee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in The Chefs’ Warehouse, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”).
     WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, no par value per share, of the Company (the “Shares”); and
     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Option.
          (a) The Company grants as of the date of this Agreement the right and option (the “Option”) to purchase __________ Shares, in whole or in part (the “Option Stock”), at an exercise price of _________________________ and No/100 Dollars ($_________) per Share, on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a stockholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.
          (b) The Option shall be a non-qualified stock option.
     2. Exercise of Option.
          (a) Except as otherwise provided herein, this Option shall become fully vested and exercisable on the date of the first annual stockholders’ meeting following the Grant Date, if and only if the Optionee has continuously provided services as a director of the Company from the date of this Agreement through the date of the first annual stockholders’ meeting following the Grant Date.
          (b) Notwithstanding the foregoing, 100% of the Shares granted under this Option shall vest and become exercisable immediately upon the occurrence of a Change in Control.

     3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company’s designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the “Option Payment”) and, except as otherwise provided herein, cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable state and local tax guidelines for the employer’s minimum statutory withholding, if any. The Option Payment shall be made in cash or cash equivalents or, at the discretion of the Committee, in whole Shares previously acquired by the Optionee and valued at the Shares’ Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date), or by a combination of such cash (or cash equivalents) and Shares. Subject to applicable securities laws and the consent of the Committee, the Optionee may also exercise the Option (a) by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment, together with any applicable withholding taxes, or (b) by directing the Company to withhold that number of whole Shares otherwise deliverable to the Optionee pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the sum of the Option Payment and the amount necessary to satisfy any applicable withholding obligations.
     4. Termination of Option. The Option will expire ten (10) years from the date of grant of the Option (the “Term”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:
          (a) Termination for Cause. If the Optionee’s service as a director of the Company is terminated for Cause, this Option shall terminate immediately and become void and of no effect.
          (b) Other Termination. If the Optionee’s service as a director of the Company is terminated for any reason other than for Cause, this Option may be exercised, to the extent the Option was exercisable at the time of such termination, by the Optionee for a period of one year from the date of such termination of service or the expiration of the Term of the Option, whichever period is the shorter.
     5. No Right to Continued Service. The grant of the Option shall not be construed as giving the Optionee the right to be retained on the Board of the Company, and the Company may at any time dismiss the Optionee from service as a director of the Company free from any liability or any claim under the Plan.
     6. Adjustment to Option Stock. The Board may make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (and shall make the adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in accordance with the Plan, whenever the Board determines that such event(s) affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.
     7. Amendments to Option. Subject to the restrictions contained in the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.
     8. Limited Transferability. Except as otherwise allowed by the Committee, during the Optionee’s lifetime, this Option can be exercised only by the Optionee. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer.
     9. Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.
     10. Plan Governs. The Optionee hereby acknowledges receipt of a copy of (or electronic link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
     11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
     12. Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	The Chefs’ Warehouse, Inc. 100 East Ridge Road Ridgefield, Connecticut 06877

To the Optionee:	The address then maintained with respect to the Optionee in the Company’s records.
     13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
     14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.
     15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee’s legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heirs, executors, administrators, successors and assignees.
[The next page is the signature page]

     IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock Option Agreement to be duly executed effective as of the day and year first above written.

THE CHEFS’ WAREHOUSE, INC.

By:

OPTIONEE:

Signature